Exhibit 99.1

November 7, 2007

FOR IMMEDIATE RELEASE

STELLAR RESOURCES, LTD. DIRECTOR STEPS DOWN

LAS VEGAS, NV., November 7, 2007 -  Stellar Resources, Ltd. (OTC Bulletin Board: SRRL), announced today that Dean Sellars has resigned his position as a Director of the Company effective November 7, 2007.  Mr. Sellars had been a Director since October 3, 2006.

On behalf of the Board

Stellar Resources Ltd.

“Kathy Whyte, President”

For Investor Relations
CONTACT: Stellar Resources Ltd.
Paul Knopick, E & E Communications
(949) 707-5365
pknopick@eandecommunications.com

Safe Harbor for Forward-Looking Statements:

Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Stellar Resources Ltd.. has little or no control.